UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

9600 54th Avenue North, Suite 100
Plymouth, Minnesota		55442
(Address of Principal Executive Offices)		(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On January 14, 2008, ev3 Inc. announced that it and certain of its subsidiaries (collectively “ev3”) have filed a complaint against several former sales personnel of ev3’s wholly owned subsidiary, FoxHollow Technologies, Inc. (“FoxHollow”), and against Cardiovascular Systems, Inc. (“CSI”), a medical device company and competitor of ev3, in Second Judicial District Court in the State of Minnesota. ev3 has alleged in the complaint multiple breaches of contract, breaches of loyalty, misappropriation of ev3’s trade secrets, unfair competition, tortious interference with contract and conspiracy. In particular, ev3 has alleged that the individual defendants have breached their confidentiality agreements with FoxHollow and misappropriated ev3 trade secrets by taking and disclosing highly confidential and proprietary information and customer lists. In addition, ev3 has alleged that the defendants have also engaged in a scheme of corporate raiding, an action prohibited by the non-solicitation agreements signed by the individual defendants, by soliciting, recruiting and enticing ev3’s employees to work for CSI while improperly using ev3’s confidential information, thereby giving CSI an unfair competitive advantage.
The suit seeks to enjoin the individual defendants from violating the terms of their confidentiality and non-solicitation agreements. The suit also seeks to enjoin all of the defendants from maintaining, using or disclosing any information belonging to ev3, including its confidential and trade secret information, and CSI from continuing its solicitation and hiring of current ev3 employees. The suit also seeks monetary damages, including ev3’s costs and attorneys’ fees. A copy of ev3’s Complaint is attached as Exhibit 99.1 to this report.
Hearings on this matter were held on December 31, 2007 and January 2, 2008 whereby ev3 sought a temporary restraining order against the individual defendants and CSI. On December 28, 2007, the Court granted ev3’s motion for an ex parte Preservation of Information and Non-Destruct Order pursuant to which the Court ordered all of the defendants to preserve and not destroy all information, material and documents in any form, including electronic form, that relate to the matter at issue between the parties as set forth in the Complaint. On January 11, 2008, the Court issued a further Order pursuant to which the Court restrained the individual defendants from disclosing ev3’s trade secrets and using ev3’s confidential information, including ev3’s highly confidential customer information, and restrained CSI from using ev3’s confidential information. Although the Court did not restrain CSI from continuing to employ the individual defendants or the individual defendants from contacting ev3 customer physicians, the Court ordered that if the individual defendants contact such physicians, the individual defendants may not use or disclose any information they received about such physicians while at ev3 or FoxHollow. The Court further stated that if the individual defendants contact such physician customers, they must be able to trace, document and account with specificity how they were able to identify such prospect through information, records or documents obtained outside their employment with ev3 or FoxHollow and that essentially whatever they know or learned about these physicians while at ev3 or FoxHollow must be independently relearned or reacquired. The Court also restrained the individual defendants from soliciting or recruiting current ev3 employees to leave their positions and accept employment at CSI. A copy of the Court’s January 11, 2008 Order is attached as Exhibit 99.2 to this report. A full evidentiary hearing on ev3’s motion to enjoin the defendants from the alleged activities and other allegations in its Complaint will be held at a later date yet to be determined by the Court.
The information in this current report on Form 8-K, including Exhibits hereto, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.  By filing this current report on Form 8-K and furnishing this information, ev3 makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Complaint filed by ev3 Inc. and certain subsidiaries on December 28, 2007 in Second Judicial District Court in the State of Minnesota against Former Sales Personnel and Cardiovascular Systems, Inc.

99.2	Order and Memorandum dated January 11, 2008 of the Second Judicial District Court in the State of Minnesota

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2008	ev3 Inc.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 Inc.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Complaint filed by ev3 Inc. and certain subsidiaries on December 28, 2007 in Second Judicial District Court in the State of Minnesota against Former Sales Personnel and Cardiovascular Systems, Inc.	Furnished herewith

99.2	Order and Memorandum dated January 11, 2008 of the Second Judicial District Court in the State of Minnesota	Furnished herewith